                                                                EXHIBIT 10(w)



Dated as of August 5, 1997


Thorn Apple Valley, Inc.
26999 Central Park Boulevard
Suite 300
Southfield, Michigan  48076-4178

        Re:     Senior Secured Seasonal Line of Credit

Gentlemen/Ladies:

        Thorn Apple Valley, Inc. (hereinafter referred to as "Borrower"), the undersigned Lenders (herein collectively called "Lenders" and individually called "Lender") and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., New York Branch ("RBN") as Agent for the Lenders (the "Agent") hereby agree as follows :

        1.      COMMITMENTS, BORROWING PROCEDURES AND NOTES

        1.1 Commitments. On the terms and subject to the conditions of this Agreement(including Section 4), each Lender severally agrees to make Loans (such term and others being used herein as defined in Section 9 below) pursuant to the Commitments described in this Section 1.1.

        1.1.1 Commitment of Each Lender. From time to time on any Business Day occurring prior to the Commitment Termination Date, each Lender will make loans (relative to such Lender, its "Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing requested by the Borrower to be made on such day. The commitment of each Lender described in this Section 1.1.1 is herein referred to as its "Commitment." On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans.

        1.1.2 Lenders Not Required To Make Loans. No Lender shall be required to make any Loan (x) if, after giving effect thereto, the aggregate outstanding principal amount of all Loans

                (a) of all Lenders would exceed the lesser of (i) the Available Borrowing Base and (ii) the Commitment Amount, or

                (b) of such Lender would exceed such Lender's Percentage of the lesser of (i) the Available Borrowing Base and (ii) the Commitment Amount, or



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(y) if, after giving effect thereto, any of the "Commitment Amount" as defined in the Credit Agreement remains unused.

        1.2     Reduction of Commitment Amount.

        The Borrower may, from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the Commitment Amount; provided, however, that all such reductions shall require at least five Business Days' prior notice to the Agent and be permanent, and any partial reduction of the Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000.

        1.3 Borrowing Procedure. By delivering a Borrowing Request to the Agent on or before 12:00 Noon, New York City time, on a Business Day, the Borrower may from time to time irrevocably request, on the day of the requested Borrowing, that a Borrowing be made in a minimum amount of $500,000 and an integral multiple of $100,000 or in the unused amount of the Commitments. The Agent shall promptly advise each Lender of such Borrowing Request. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 2:00 p.m., New York City time, each Lender shall deposit with the Agent same-day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

        1.4 Notes. Each Lender's Loans under its Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original Commitment Amount.
The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of and the outstanding principal of the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.



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        2.      REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

        2.1 Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrower:

                (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

                        (i) any such prepayment shall be made pro rata among the Loans of all Lenders; and

                        (ii) all such voluntary partial prepayments shall be in an aggregate minimum amount of $500,000 and an integral multiple of $100,000;

                (b) shall, if on any date the aggregate principal amount of outstanding Loans exceeds the Available Borrowing Base, as calculated in the then most recently delivered Borrowing Base Certificate, make a mandatory prepayment of all Loans equal to such excess; and

                (c) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 7.2 or Section 7.3, repay all Loans, unless, pursuant to Section 7.3, only a portion of all Loans is so accelerated.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 3.4. No mandatory prepayment of principal under Section 2.1(b) or voluntary prepayment of principal of any Loans shall cause a reduction in the Commitment Amount unless so specified.

        2.2 Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
Section 2.2.

        2.2.1 Rates. The Loans shall accrue interest at a rate per annum equal to the Alternate Base Rate from time to time in effect.

        2.2.2 Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the rate which would otherwise be in effect, plus a margin of 2%.


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        2.2.3   Payment Dates.  Interest accrued on each Loan shall be payable, without duplication:

                (a)     on the Stated Maturity Date therefor;

                (b) if the Borrower reduces the Commitment to zero, on the date of any payment or prepayment, in whole, of the principal outstanding on such Loan pursuant to Section 2.1(a);

                (c) on each Monthly Payment Date occurring after the Effective Date; and

                (d) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 7.2 or Section 7.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Agreement Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

        2.3 Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender, for the period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Section 4) commencing on the Effective Date and continuing through such Lender's Commitment Termination Date, a commitment fee at the rate of .25 of 1% per annum on such Lender's Percentage of the sum of the average daily unused portion of the Commitment Amount. Such commitment fees shall be payable by the Borrower in arrears on each Monthly Payment Date, commencing with the first such day following the Effective Date and on such Lender's Commitment Termination Date. All such fees shall be non-refundable.

        3.      CERTAIN PROVISIONS

        3.1 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance,


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then, in any such case upon notice from time to time by such Lender to the
Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

        3.2 Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

                (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                (c) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had not such Taxes been asserted.

        If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or



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other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section
3.2, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

        Upon the request of the Borrower or the Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

        3.3 Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Agreement Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York City time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 365 days or, if appropriate, 366 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

        3.4 Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Section 3.1) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other


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recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

                (a) the amount of such selling Lender's required repayment to the purchasing Lender to

                (b)     the total amount so recovered from the purchasing
        Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 3.5) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

        3.5 Setoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9 of the Credit Agreement or any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 3.4 and the Intercreditor Agreement. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.


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

        3.6 Use of Proceeds. Proceeds of each Borrowing shall be used for general corporate purposes and working capital purposes of the Borrower and its Subsidiaries. Without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to
Section 12 of the Securities Exchange Act of 1934 or any "margin stock," as defined in F.R.S. Board Regulation U.

        4.      CONDITIONS TO BORROWING

        4.1 Initial Borrowing. The obligation of each Lender to fund the initial Borrowing hereunder shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.1 and in Section 4.2.

        4.1.1 Resolutions, etc. The Agent shall have received from the Borrower and each Subsidiary a certificate, dated a date satisfactory to the Agent, of its Secretary or Assistant Secretary as to

                (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Agreement Document to be executed by it; and

                (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Agreement Document executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower or such Subsidiary, as the case may be, canceling or amending such prior certificate.

        4.1.2 Delivery of Notes. The Agent shall have received, for the account of each Lender, its Notes duly executed and delivered by the Borrower.

        4.1.3 Opinions of Counsel. The Agent shall have received opinions, dated the date of the initial Borrowing and addressed to the Agent and all Lenders, from Honigman, Miller, Schwartz & Cohn, counsel to the Borrower, substantially in the form of Exhibit C hereto.

        4.1.4 Intercreditor Agreement Certificate. The Borrower shall have certified to the Creditor Parties under the Intercreditor Agreement that the Commitment Amount shall be sufficient to meet the Borrower's projected borrowing needs for the next Seasonal Period and that this Agreement and the other Agreement Documents shall constitute the sole Replacement


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

Seasonal Line of Credit Agreement while this Agreement is outstanding.

        4.1.5 Closing Fees, Expenses, etc. The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 2.4 and 10.2, if then invoiced.

        4.2 All Borrowings. The obligation of each Lender to fund any Loan on the occasion of any Borrowing shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 4.2.

        4.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.5 of the Credit Agreement shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

                (a) the representations and warranties set forth in Section 5 hereof and in Article VI of the Credit Agreement (excluding, however, those contained in Section 6.7 of the Credit Agreement) shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

                (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.7 of the Credit Agreement:

                        (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which might materially adversely affect the Borrower's consolidated business, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Agreement Document; and

                        (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which might materially adversely affect the consolidated businesses,


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

                operations, assets, revenues, properties or prospects of the Borrower and its Subsidiaries;

                (c) no Default shall have then occurred and be continuing, and neither the Borrower nor any of its Subsidiaries are in material violation of any law or governmental regulation or court order or decree; and

                (d) the aggregate outstanding principal amount of the Loans shall not exceed the Available Borrowing Base, as calculated in the then most recently delivered Borrowing Base Certificate pursuant to the Credit Agreement, and the Borrower shall not be delinquent in the delivery of any Borrowing Base Certificate pursuant to the Credit Agreement.

        4.2.2 Borrowing Request. The Agent shall have received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in
Section 4.2.1 are true and correct.

        5.      REPRESENTATIONS, WARRANTIES AND COVENANTS

        5.1 Representations and Warranties. In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto the Agent and each Lender as set forth in this Section 5 and as set forth in Article VI of the Credit Agreement.

        5.2 Organization, etc. The Borrower is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation, and it has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this Agreement and each other Agreement Document to which it is a party.

        5.3 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement and each other Agreement Document executed or to be executed by it are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not

                (i)  contravene its Organic Documents;

                (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it except for such contraventions, which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or

                (iii) result in, or require the creation or imposition of, any lien on any of its properties other than pursuant to the Security Documents.

        5.4 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Agreement Document to which it is a party or for the Borrower's participation in the consummation of the Restructuring (other than those required for the provision and perfection of Liens under the Security Documents and those the failure to obtain or effect could not reasonably be expected to have a Material Adverse Effect).

        5.5 Validity, etc. This Agreement constitutes, and each other Agreement Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms.

        6. Covenants; Security. The Borrower agrees to perform and comply with each and every covenant and undertaking set forth in Appendix A hereto. The Borrower shall cause all Obligations hereunder to be secured by the Security Documents in accordance with the terms thereof and of the Intercreditor Agreement. The Borrower agrees that this Agreement and the other Agreement Documents shall constitute the sole Replacement Seasonal Line of Credit Agreement while this Agreement is outstanding.

        7.  Events of Default.

        7.1 Listing of Events of Default. Each of the following events or occurrences described in this Section 7.1 shall constitute an "Event of Default".

                (i) the Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or in the payment when due of any commitment fee or of any other Obligation and such default shall continue unremedied for two Business Days; or

                (ii) any Event of Default (as defined in the Credit Agreement) shall occur, regardless of whether such Credit Agreement is in full force and effect; or

                (iii)  the Credit Agreement shall terminate; or

                (iv) the Borrower shall default in the due performance and observance of any of its obligations under Section 1.8 or Section 2 of Appendix A; or

                (v) the Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Agreement Document executed by it and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender.

        7.2 Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 of the Credit Agreement) shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

        7.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9 of the Credit Agreement) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

        8.      Agent.

        8.1 Actions. Each Lender hereby appoints RBN as its Agent under and for purposes of this Agreement, the Notes and each other Agreement Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Agreement Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or


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

expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement, the Notes and any other Agreement Document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or wilful misconduct. The Agent shall not be required to take any action hereunder, under the Notes or under any other Agreement Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Agreement Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

        8.2 Exculpation. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Agreement Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Agreement Document, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Agreement Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

        8.3 Successor. The Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Agent at any time shall resign, the Required Lenders may (with the written consent of the Borrower which consent shall not be unreasonably withheld or delayed) appoint another Lender as a successor Agent, which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may (with the written consent of the Borrower which consent shall not be unreasonably withheld or delayed), on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of:

                (a) this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

                (b) Section 10.2 and Section 10.3 shall continue to inure to its benefit.

        8.4 Loans by RBN. RBN shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent. RBN and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if RBN were not the Agent hereunder.

        8.5 Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Agreement Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Agreement Document.

        8.6 Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

        9.      Definitions.

        9.1 Definitions. The following definitions (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof and to all genders):

        "Agent" has the meaning set forth in the introductory paragraph hereto.

        "Agreement" means, on any date, this Line of Credit as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

        "Agreement Document" means this Agreement, the Notes, the Intercreditor Agreement, the Security Documents, the Subsidiaries Guaranty and each other relevant agreement, document or instrument delivered in connection with this Agreement, as each such agreement, document or instrument may be amended, supplemented, restated or otherwise modified from time to time.

        "Alternate Base Rate" means, on any date a fluctuating rate of interest per annum equal to the higher of:

                (i) the rate of interest announced by the Agent from time to time in New York, New York as its base rate; or

                (ii) one percent (1%) per annum above the fluctuating rate of interest that is the rate determined by RBN to be the opening rate per annum paid or payable by it on the day in question in New York, New York for federal funds purchased overnight from other banking institutions.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the RBN in connection with extensions of credit.
Changes in the rate of interest on the Loans will take effect simultaneously with each change in the Alternate Base Rate. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

        "Authorized Officer" means, relative to the Borrower, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 4.1.2.

        "Available Borrowing Base" means, at any time, the excess (if any) of the Borrowing Base, as calculated in the then most recently delivered Borrowing Base Certificate, over the aggregate principal amount of all outstanding Other Borrowing Base Debt (including, without limitation, the Effective Amount of all L/C Obligations).

        "Borrower" means Thorn Apple Valley, Inc.

        "Borrowing" means the Loans made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 1.1.

        "Borrowing Request" means an Borrowing Request and certificate signed by an Authorized Officer of the Borrower substantially in the form of Exhibit B, with appropriate insertions.

        "Collateral Agent" is defined in the definition of "Intercreditor Agreement" in this Section.

        "Commitment" is defined in Section 1.1.1.

        "Commitment Amount" means, on any date, $15,000,000 as such amount may be reduced from time to time pursuant to Section 1.2.

        "Commitment Termination Date" means February 7, 1998.

        "Credit Agreement" means the Amended and Restated Credit Agreement dated as of September 11, 1996, among the Borrower, the Agent, the Lenders and the other commercial lending institutions as or may become parties thereto, as such agreement is amended, supplemented, restated or otherwise modified from time to time.

        "Default" means any Event of Default or any Unmatured Event of Default.

        "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.9.

        "Event of Default" is defined in Section 7.1.

        "Indemnified Parties" is defined in Section 10.3.

        "Indemnified Liabilities" is defined in Section 10.3.

        "Intercreditor Agreement" means the Intercreditor Agreement dated as of September 11, 1996 among RBN as Collateral Agent (in such capacity, the "Collateral Agent"), RBN as Agent, the Lenders and other lenders to the Borrower, as such agreement is amended, supplemented, restated or otherwise modified from time to time.

        "Lender" has the meaning set forth in the introductory paragraph hereto.

        "Loans" is defined in Section 1.1.1.

        "Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

        "Obligations" means all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement, the Notes and each other Agreement Document.

        "Organic Document" means, relative to any Person, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

        "Other Borrowing Base Debt" means any Indebtedness (including, without limitation, the Effective Amount of all L/C Obligations) outstanding under the Credit Agreement.

        "Percentage" means, relative to any Lender, the percentage set forth opposite its signature hereto, as such Percentage may be adjusted from time to time to reflect assignments made by such Lender of which the Agent has notice and to which the Agent has consented.

        "Person" means any natural person, corporation, partnership, firm, association, trust, government agency or any other entity, whether acting in an individual, fiduciary or other capacity.

        "RBN" is defined in the introductory paragraph hereto.

        "Required Lenders" means, at any time, Lenders holding at least 66-2/3% of the then aggregate outstanding principal amount of the Notes then held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Commitments.

        "Security Documents" is defined in the Intercreditor Agreement.

        "Stated Maturity Date" means February 7, 1998.

        "Unmatured Event of Default" means any condition, occurrence or event that after notice or lapse of time or both would constitute an Event of Default.

        9.2 Credit Agreement Definitions. Capitalized words used in this Agreement which are not defined in Section 9.1 above shall have the meaning ascribed to them in the Credit Agreement.

        10.     GENERAL.

        10.1 Waivers, Amendments, etc. The provisions of this Agreement and of each other Agreement Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

                (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                (b) modify this Section 10.1, change the definition of "Required Lenders," increase the Commitment Amount or the Percentage of any Lender, reduce any fees described in Section 2, or extend the Commitment Termination Date shall be made without the consent of each Lender and each holder of a Note;

                (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan; or

                (d) affect adversely the interests, rights or obligations of the Agent shall be made without consent of the Agent.

No failure or delay on the part of the Agent, any Lender or the holder of any
Note in exercising any power or right under this Agreement or any other Agreement Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Agreement Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

        10.2  Expenses.   The Borrower agrees to pay on demand all expenses of
the Agent (including the fees and out-of-pocket expenses of counsel to the Agent and of local counsel, if any, who may be retained by counsel to the Agent) in connection with:

                (a) asset or collateral inspection and auditing and financial consultants,

                (b) the negotiation, preparation, execution and delivery of this Agreement and of each other Agreement Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Agreement Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

                (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Agreement document.

The Borrower further agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Agreement Documents (but not including, to the extent reimbursement is prohibited by applicable law, the Oklahoma real estate mortgage tax). The Borrower also agrees to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including Lenders' travel expenses, attorneys' fees and legal expenses) incurred by the Agent or such Lender in connection with (x) the negotiation of any restructuring (including the Restructuring) or "work-out," whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

        10.3 Responsibility and Indemnity. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective affiliates, officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party or the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified

Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

                (b) the entering into and performance of this Agreement and any other Agreement Document by any of the Indemnified Parties (including any action by of on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Section 4 not to fund any Borrowing);

                (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the Stock or assets of any Person, whether or not the Agent or such Lender is party thereto;

                (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Materials; or

                (e) the presence on or under, or escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

        10.4  Survival.  The obligations of the Borrower under Sections 3.1,
10.2 and 10.3, and the obligations of the Lenders under Section 8.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments.

        10.5 Notices. All notices and other communications provided to any party hereto under this Agreement or any other Agreement Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address, or facsimile number set forth on Schedule 10.5 or at such other address, Telex or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

        10.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        10.7 Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER AGREEMENT DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. This Agreement, the Notes and the other Agreement Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

        10.8 Assigns. This Agreement shall be binding upon and shall inure to the benefit of, the respective successors and assigns of the parties hereto, except that the Borrower may not assign its rights or obligations hereunder.

        10.9 Execution in Counterparts, Effectiveness, etc.; Waiver. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and the conditions set forth in Section 4.1 are met.

        10.10 Waiver of Jury Trial. The Agent, each Lender and the Borrower each waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under or relating to this Agreement, or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or arising from any banking relationship existing in connection with this Agreement, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

        If the foregoing is acceptable to the Borrower, please indicate agreement therewith by having an authorized officer execute this Agreement where indicated below.


                                        COOPERATIEVE CENTRALE RAIFFEISEN-
                                        BOERENLEENBANK B.A., NEW YORK
                                        BRANCH as Agent


                                        By /s/ Kathleen M. Auda
                                          -------------------------------------
                                           Title:

                                        By /s/ W. Jeffrey Vollack
                                          -------------------------------------
                                           Title:



                                                        SENIOR SECURED SEASONAL
                                                        LINE OF CREDIT AGREEMENT

    PERCENTAGE                                      LENDERS
    -------------------------------------------------------
        31.25%                          COOPERATIEVE CENTRALE RAIFFEISEN-
                                        BOERENLEENBANK B.A., NEW YORK
                                        BRANCH

                                        By /s/ Kathleen M. Auda
                                          -------------------------------------
                                           Title:

                                        By /s/ W. Jeffrey Vollack
                                          -------------------------------------
                                           Title:


        25%                             OLD KENT BANK


                                        By /s/ Timothy O'Rourke
                                          -------------------------------------
                                           Title:



        25%                             NATIONAL CITY BANK


                                        By /s/ Marybeth S. Howe
                                          -------------------------------------
                                           Title:



        18.75%                          HARRIS TRUST AND SAVINGS BANK


                                        By /s/ Carl A. Blackham
                                          -------------------------------------
                                           Title:

        ____
        100%
        ====

                                        Agreed and Accepted:


                                        THORN APPLE VALLEY, INC.

                                        By /s/ Louis Glazier
                                          -------------------------------------
                                           Title:


                                                        SENIOR SECURED SEASONAL
                                                        LINE OF CREDIT AGREEMENT

                       APPENDIX, SCHEDULE AND EXHIBITS


APPENDIX A                              Covenants Appendix

SCHEDULE 10.5                           Notice Addresses

EXHIBIT A                               Note

EXHIBIT B                               Form of Borrowing Request

EXHIBIT C                               Form of Opinion of Messrs.
                                        Honigman Miller Schwartz and Cohn,
                                        counsel to the Borrower (See
                                        Paragraph 4.1.3)

                                                                    EXHIBIT A

                                    NOTE

$___________                                            _________________, 1997


        FOR VALUE RECEIVED, the undersigned, THORN APPLE VALLEY, INC., a Michigan corporation (the "Borrower"), promises to pay to the order of ______________________ (the "Lender") on February 7, 1998 the principal sum of
__________________ DOLLARS ($___________) or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Senior Secured Seasonal Line of Credit, dated as of August 5, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Line of Credit"), among the Borrower, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., New York Branch, as Agent, and the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto.

        The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Line of Credit.

        Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Line of Credit.

        This Note is a Note referred to in, and evidences Indebtedness incurred under, the Line of Credit, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Line of Credit.

        All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

        THIS NOTE HAS BEEN DELIVERED IN CHICAGO, ILLINOIS AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

                                           THORN APPLE VALLEY INC.


                                           By_____________________________
                                             Title:

                        LOANS AND PRINCIPAL PAYMENTS

________________________________________________________________________________


                                    Amount of          Unpaid
             Amount of              Principal        Principal
             Loan Made               Repaid           Balance          Made By
             ---------              ---------        ---------         -------


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                                                     EXHIBIT B


                              BORROWING REQUEST


Cooperatieve Centrale
  Raiffeisen-Boerenleenbank B.A.,
  New York Branch
245 Park Avenue
New York, New York  10167

Attention:  [Name]
            [Title]

                            THORN APPLE VALLEY, INC.


Gentlemen and Ladies:

        This Borrowing Request is delivered to you pursuant to Section 1.3 of the Senior Secured Seasonal Line of Credit Agreement, dated as of August 5, 1997 (together with all amendments, if any, from time to time made thereto, the "Line of Credit"), among Thorn Apple Valley, Inc., a Michigan corporation (the "Borrower"), certain financial institutions and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., New York Branch (the "Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

        The Borrower hereby requests that a Loan be made in the aggregate principal amount of $__________ on __________, 19___.

        The Borrower hereby acknowledges that, pursuant to Section 4.2.2 of the Line of Credit, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 4.2.1 are true and correct in all material respects.

        The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Agent shall receive written notice to the contrary from the

Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

        Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

                    Person to be Paid
Amount to be    --------------------------      Name, Address, etc.
Transferred     Name            Account No.     of Transferee Lender
------------    ----            -----------     --------------------


$___________    ____________    __________      ____________________
                                                ____________________
                                                Attention: _________

$___________    ____________    __________      ____________________
                                                ____________________
                                                Attention: _________


Balance of      The Borrower    ___________     ____________________
such proceeds                                   ____________________
                                                Attention: _________


        The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ___ day of ___________, 19___.

                                             THORN APPLE VALLEY, INC.


                                             By _______________________________
                                                Title:




                                     S-2